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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common Stock of Genesis Health Ventures, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of February 21, 2002.

                              HIGHLAND CAPITAL MANAGEMENT, L.P.

                              By:  Strand Advisors, Inc., its general partner


                                   By:    /s/ JAMES DONDERO
                                          -------------------------------------
                                   Name:  James Dondero
                                   Title: President


                              HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

                              By:  Highland Capital Management, L.P., its
                                   general partner
                              By:  Strand Advisors, Inc., its general partner


                                   By:    /s/ JAMES DONDERO
                                          -------------------------------------
                                   Name:    James Dondero
                                   Title:   President


                              PROSPECT STREET HIGH INCOME PORTFOLIO INC.


                              By:    /s/ JAMES DONDERO
                                     ------------------------------------------
                              Name:  James Dondero
                              Title: President


                              /s/ JAMES DONDERO
                              -------------------------------------------------
                              JAMES DONDERO